SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  24 January 2013

POPBIG, INC.
---------------------------
(Exact name of registrant as specified in its charter)

DELAWARE	000-53492	26-3167800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 Main Street, Suite 300
Irvine, California 92614
(Address of Principal Executive Offices)

(949) 851-5996
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01        Changes in Control of Registrant

On 24 January 2013 our majority stockholder, Bedrock Ventures, Inc. (“Bedrock”), closed a transaction in which it sold all of the shares of our common stock it owned. In that transaction Bedrock sold 12,000,000 shares of our common stock to Keith A. Rosenbaum. Under the terms of the transaction we received no proceeds for the shares purchased and we were not a party to the transaction. Mr. Rosenbaum became our controlling stockholder, owning approximately 99% of our issued and outstanding shares of stock.

Mr. Rosenbaum, 54, is a licensed attorney in the State of California. He acquired the 12,000,000 shares for $75,000, to be paid directly to Bedrock. Mr. Rosenbaum used his own resources to fund the acquisition. There are no provisions known to us in the agreement between Mr. Rosenbaum and Bedrock which could later result in a change in control of our company. As part of Mr. Rosenbaum’s purchase of the shares from Bedrock (i) Mr. Rosenbaum was to be appointed to our Board of Directors; (ii) Mr. Rosenbaum was to be appointed as our sole officer; and, (iii) our current director and sole officer, Fotis Georgiadis, was to resign. The foregoing descriptions of the agreement between Mr. Rosenbaum and Bedrock do not purport to be complete.

As a result of Mr. Rosenbaum’s purchase of the 12,000,000 shares from Bedrock, Mr. Rosenbaum became the holder of approximately 99% of our issued and outstanding shares of common stock. The following table set forth information, as of the filing of this Report, regarding beneficial ownership of our common stock to the extent known to us by:

(i)	each person who is known by us to own beneficially more than 5% of our common stock;

(ii)	each Director; and

(iii)	each Officer.

Except as otherwise noted, each person has sole voting and investment power as to his or her shares. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock that they beneficially own. For purposes of this table, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon exercise of options, warrants and convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date hereof have been exercised.

Security Ownership of 5% Beneficial Owners, Directors and Management

Title of Class	Name and Address or Number in Group	Amount and Nature of Beneficial Ownership	Percentage of Class (%)
Common Stock	Keith A. Rosenbaum 1900 Main Street, #300 Irvine, CA 92614 Sole Director Sole Officer	12,000,000	99

Item 5.02        Departure of Directors or Principal Officers; Election of Directors;

On 24 January 2013 our Board appointed Keith A. Rosenbaum to our Board of Directors and named Mr. Rosenbaum Chairman of the Board of our Company. Mr. Rosenbaum, 54, is a licensed attorney in the State of California. Mr. Rosenbaum is the founder of Spectrum Law Group, LLP, Irvine, California, where he has practiced for the last 12-years, focusing on corporate transactions (public and private); general corporate law, and tax matters. Mr. Rosenbaum has no family relationship with anyone else involved in our Company. It is anticipated that Mr. Rosenbaum will also render legal services to our Company.

On 24 January 2013, immediately following the appointment of Mr. Rosenbaum, Fotis Georgiadis resigned as a member of our Board and resigned all officer positions he previously held. Mr. Georgiadis’ resignation was voluntary; it was the result of the prior agreement and understanding under which Mr. Rosenbaum acquired the 12,000,000 shares from Bedrock. There was no known disagreement with Mr. Georgiadis on any matter relating to our operations, policies, or practices. Mr. Georgiadis’ departure was amicable.

On 24 January 2013, immediately following the departure of Mr. Georgiadis, Mr. Rosenbaum was appointed as our CEO, CFO, and Secretary.

At this time, our Company does not have any employment or other arrangements with Mr. Rosenbaum regarding his current position as our sole officer and director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPBIG, INC.

/s/ Keith A. Rosenbaum
Keith A. Rosenbaum, Chief Executive Officer

Dated: 30 January 2013